Exhibit 10.9

STOCKHOLDER’S AGREEMENT

THIS STOCKHOLDER’S AGREEMENT, (this “Agreement”), is entered into as of April 19, 2012, among Blue Calypso, Inc., a Delaware corporation (the “Company”), and Andrew Levi, the current Chief Executive Officer of the Company and the current holder of approximately 45% of the Company’s issued and outstanding common stock. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Purchase Agreement (as defined below).

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), certain investors have severally agreed to extend loans to the Company;

WHEREAS, in order to induce the investors to extend the loans, the Company and Mr. Levi have agreed to execute this Agreement in order to prevent further dilution to the Company’s existing stockholders as a result of future issuances of the Company’s securities.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Mr. Levi agree as follows:

During the period ending twelve (12) months after the First Closing Date (the “Restrictive Period”), should the Company issue any additional shares of Common Stock or Common Stock Equivalents in connection with a financing transaction or the hiring or retention of senior management or directors of the Company (each such issuance, a “Dilutive Issuance”), Mr. Levi shall be required to contribute and return to treasury stock an equal amount of shares of Common Stock (up to 25,000,000 shares of the Company’s Common Stock) (the “Shares”) such that such Dilutive Issuance does not result in any dilution to the Company’s Stockholders.  The Shares shall be placed in escrow during the Restrictive Period with a third party escrow agent. Upon the one year anniversary of the First Closing Date, any unreturned Shares shall be released to Mr. Levi.

Mr. Levi acknowledges that the execution, delivery and performance of this agreement is a material inducement to each investor to complete the transactions contemplated by the private placement and that each such investor (who shall be a third party beneficiary of this letter agreement) and the Company shall be entitled to specific performance of the undersigned’s obligations hereunder.  The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this letter agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the private placement.

This agreement may not be amended or otherwise modified in any respect without the written consent of each of the Company, each investor and the undersigned.  This letter agreement shall be construed and enforced in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  The undersigned agrees and understands that this letter agreement does not intend to create any relationship between the undersigned and each investor and that each investor is not entitled to cast any votes on the matters herein contemplated and that no issuance or sale of the securities is created or intended by virtue of this letter agreement.

Notwithstanding anything to the contrary contained herein, Mr. Levi shall be permitted to vote the Shares during the Restrictive Period.  In addition, this Agreement shall automatically terminate upon an acquisition of all of the issued and outstanding capital of the Company by a non-affiliated third party purchaser.

*** SIGNATURE PAGE FOLLOWS***

This agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

/s/ Andrew Levi
Andrew Levi

BLUE CALYPSO, INC.

/s/ Andrew Levi
Name: Andrew Levi
Title: President